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                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.____)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[x] Soliciting Material Under Rule 14a-12

                         MARINE DRILLING COMPANIES, INC.
                (Name of Registrant as Specified In Its Charter)

                -------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies: _________________

         2) Aggregate number of securities to which transaction applies: _________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________

         4)       Proposed maximum aggregate value of
                  transaction: $_______________

         5)       Total fee paid: _________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount Previously Paid: ________________

         2)       Form, Schedule or Registration Statement No.: _______________

         3)       Filing Party: _________________

         4)       Date Filed: __________________


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     This publication includes statements that may be deemed to be
"forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein that address activities or events Marine Drilling Companies, Inc. believe will or may occur in the future or estimates are forward-looking statements. Statements regarding the consummation of the merger between Marine Drilling and Pride International, Inc., its effect on future earnings, cash flow or other operating results, the tax free status of the transaction, expected closing date of the transaction, any other effect or benefit of the transaction, market prospects, levels of future indebtedness, and any other statements that are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Marine Drilling strongly encourages readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond their ability to control or estimate precisely, and may in some cases be subject to rapid and material changes. Such assumptions include but are not limited to costs and difficulties related to the integration of acquired businesses, costs, delays and other difficulties related to the merger, closing conditions not being satisfied, general market conditions prevailing in the marine drilling industry (including dayrates and utilization) and various other trends affecting the marine drilling industry, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future price of oil and gas, and other factors detailed in Pride International's and Marine Drilling's filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Additional information regarding the transaction can be found in both companies' Current Reports on Form 8-K filed on May 25, 2000 and the preliminary joint proxy statement/prospectus filed on July 9, 2001.

INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTIONS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The preliminary joint proxy statement/prospectus has been filed with the SEC by Pride International and Marine Drilling. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when it is available) and other documents containing information about Pride International and Marine Drilling without charge, at the SEC's web site at www.sec.gov. Copies of the definitive joint proxy statement/prospectus and the SEC filings that are incorporated by reference in it may also be obtained for free by directing a request to either:
Investor Relations, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston Texas 77057, Phone: 713/789-1400, Fax 713/952-6916; or T. Scott O'Keefe,
Senior Vice President and Chief Financial Officer, Marine Drilling Companies, Inc., One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478, Phone:
281/243-3000, Fax: 281/243-3080.

     In addition, the identity of the persons who, under SEC rules, may be considered "participants in the solicitation" of Pride International and Marine Drilling shareholders in connection with the proposed transactions, and any description of their direct or indirect interests, by security holdings

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or otherwise, are available in an SEC filing under Schedule 14A made by each of
Pride International and Marine Drilling on May 24, 2001.

[Transcript of comments of Jan Rask, President and Chief Executive Officer of Marine Drilling, T. Scott O'Keefe, Senior Vice President and Chief Financial Officer of Marine Drilling, and Kevin C. Robert, Vice President - Sales and Marketing of Marine Drilling, excerpted from Marine Drilling's Second Quarter Earnings conference call held on July 24, 2001, and available through www.mardril.com.]

                                    * * * * *

LEWIS FARKS
(Chesapeake Partners):  Two questions, first of all could you just explain if there will be a lag between the special shareholder's meeting and the closing. You indicated that you may be in a position to mail the proxy statement by mid-August and the closing would be late-September or early-October. Is there any reason as to why you would wait until the end of September?

T. SCOTT O'KEEFE:       We will close as soon as possible after the special
                        shareholders' meeting.

LEWIS FARKS
(Chesapeake Partners):  You are getting a review from the SEC is that correct?

T. SCOTT O'KEEFE:       No, we are not.  The SEC has told us that they do not
                        anticipate reviewing the proxy statement.

LEWIS FARKS
(Chesapeake Partners):  Really this could close around mid-September. Is that reasonable or even fair?

T. SCOTT O'KEEFE:       Yes, that is possible.

JAN RASK:               We are saying end of September or early October. That is
                        what we believe to be realistic.

LEWIS FARKS
(Chesapeake Partners):  My question is if it is July now, you do not need all that much time, why two plus months for closing if the SEC has said that you are clear to go?

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T. SCOTT O'KEEFE:       We are not effective yet. We have to get effective, we
                        have to print, and we have to circulate to shareholders and solicit votes, and we are not going to put forth a timeframe that is unrealistic.

LEWIS FARKS
(Chesapeake Partners):  Ok, Jan this is really a question for you. I know that conditions are tough in the Gulf of Mexico and a longer term outlook is bright. Are there any concerns at all on your part with a recommendation to shareholders given the price declines in the industry, including Pride? Do you intend to get an updated fairness opinion or anything?

JAN RASK:               No. This merger is a merger that makes a lot of sense
                        and softness on the demand side doesn't worry me too much. I am much more worried if we see an overbuild of drilling rigs. Because then I know it's going to last.
                        We don't have a lot of rigs on order and therefore we might see a blip here, it might be a blip for a few months, it might be a blip that lasts six months. But, that doesn't really worry me because the combination here is set up for a recovery and it will be strong.

LEWIS FARKS
(Chesapeake Partners):  Thank you very much. Good luck.

                                   * * * * * *

JIM CRANDLE
(Lehman Brothers):      If you took Marine's and Pride's mat rigs together what
                        percentage of the overall jack-up fleet would that represent?

JAN RASK:               We have done that. Scott, do you remember what it was?

T. SCOTT O'KEEFE:       No.

JAN RASK:               As of now, off hand, we will have 28. We will have a
                        large fraction, let's put it that way.

JIM CRANDLE
(Lehman Brothers):      Estimate within the nearest ten percent.

KEVIN ROBERT:           There are about 40, in the 250 foot class there are
                        about 20 mat rigs and in the 200 foot class there are about 29.


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JAN RASK:               Then we have a few larger ones too and a few smaller
                        ones as well. So, maybe about 65 in total or something like that.

T. SCOTT O'KEEFE:       I just pulled up my schedule. There are 74 mat rigs in
                        the world, not just the Gulf of Mexico.

JAN RASK:               So maybe 65 in the Gulf and we have 28 of those?

T. SCOTT O'KEEFE:       Right.

JAN RASK:               Let's say 40-45%.

                                   * * * * * *

JAN RASK:               I have a few remarks in conclusion ... With our
                        Pride merger I believe our shareholders are owners in the drilling company with the highest upside potential.
                        Thank you very much for attending our conference call this time.


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